Exhibit 99.1

Kaiser Aluminum Corporation Reports
Third Quarter and First Nine Months 2012 Financial Results

Third Quarter 2012 Results:

•	Net Sales $336 Million; Value Added Revenue $184 Million, up 14%

•	Operating Income $56 Million; Adjusted EBITDA $48 Million, up 71%

•	Net Income $29 Million; Adjusted Net Income $20 million, up 66%

•	Continued Strength in Aerospace and Automotive Demand and Improved Pricing

•	Steadily Improving Manufacturing Costs Especially in the Rod and Bar Value Stream and at the Trentwood Facility

First Nine Months 2012 Results:

•	Net Sales $1.05 Billion; Value Added Revenue $564 Million, up 18%

•	Operating Income $142 Million; Adjusted EBITDA $138 Million, up 70%

•	Net Income $77 Million; Adjusted Net Income $61 Million, up 92%

FOOTHILL RANCH, Calif., October 24, 2012 - Kaiser Aluminum Corporation (NASDAQ:KALU) today reported net income of $29 million or $1.51 earnings per diluted share for the third quarter 2012 compared to $4 million, or $0.21 earnings per diluted share for the third quarter 2011. Excluding the impact of non-run-rate items, adjusted net income was $20 million or $1.02 per diluted share for the third quarter 2012, reflecting a significant improvement from adjusted net income of $12 million or $0.62 per diluted share for the third quarter 2011. For the first nine months of 2012, net income and earnings per diluted share were $77 million and $3.98, respectively, compared to $19 million and $0.99, respectively, in the prior year period. For the first nine months of 2012, adjusted net income was $61 million, and earnings per diluted share improved 91% over the prior year period to $3.17.

Value added revenue of $184 million for the third quarter 2012 was up 14% over the prior year period. For the first nine months of 2012, value added revenue was a record $564 million, up 18% from the comparable 2011 period, reflecting strong year-over-year aerospace demand growth and an improved pricing environment.
Adjusted consolidated EBITDA was $48 million compared to $28 million for the prior year period. Record adjusted consolidated EBITDA of $138 million for the first nine months of 2012 was up 70% from the prior year period. Adjusted EBITDA margin on value added revenue for the nine months was 24% compared to 17% for the first nine months of 2011.

Summary

“We are very pleased with our third quarter results as we continued to benefit from strong aerospace and automotive demand, improved pricing and increased overall operating leverage continuing the trend experienced in the first half of 2012 ,” said Jack A. Hockema, President, CEO and Chairman. “In addition, we have begun to realize steady improvements in underlying manufacturing cost performance across our platform, especially within the rod and bar value stream at our Los Angeles, CA and Kalamazoo, MI facilities. Solid execution at our Trentwood facility during the Phase 4 heat treat plate expansion also has contributed to our strong results.”

“Overall, we believe we are in the early stages of realizing the full benefit of the significant capital investments we have made to increase capacity, improve efficiency and quality, and expand our product offering to support long-term, value-creating growth in our business.” stated Mr. Hockema.

Third Quarter and First Nine Months 2012 Consolidated Results
(Non GAAP, Unaudited)*
($mm, except shipments, realized price and per share amounts)

	Quarter			Nine Months Ended 9/30
	3Q12	2Q12	3Q11	2012	2011

Shipments (MM lbs)	148	147	135	451	424

Net Sales	$336	$345	$322	$1,046	$984
Hedged Cost of Alloyed Metal	$152	$160	$161	$482	$506
Value Added Revenue[1]	$184	$185	$161	$564	$477

Realized Price ($/lb)
Hedged Cost of Alloyed Metal	$1.03	$1.08	$1.20	$1.07	$1.19
Value Added Revenue	$1.25	$1.26	$1.19	$1.25	$1.13
Total	$2.28	$2.34	$2.39	$2.32	$2.32

Adjusted[2]
Operating Income	$41	$39	$22	$118	$62
EBITDA	$48	$46	$28	$138	$81
Net Income	$20	$20	$12	$61	$32
EPS, Diluted	$1.02	$1.06	$0.62	$3.17	$1.66

As Reported
Operating Income	$56	$40	$5	$142	$39
Net Income	$29	$21	$4	$77	$19
EPS, Diluted	$1.51	$1.09	$0.21	$3.98	$0.99

1 Value added revenue = Net sales less hedged cost of alloyed metal
2 Adjusted numbers exclude non-run-rate items
*Please refer to GAAP financial statements

Consolidated operating income excluding the impact of non-run-rate items was $41 million for the third quarter 2012, up $19 million from the prior year quarter. For the first nine months of 2012, consolidated operating income excluding the impact of non-run-rate items was $118 million, up 90% from $62 million for the prior year period, reflecting stronger demand across end market applications, solid execution and throughput, an improved pricing environment and the benefit of increased capacity and efficiency improvements.

Cash flow from operations remained strong, with adjusted consolidated EBITDA funding cash requirements for operations and internal growth. As of September 30, 2012, the Company had cash and cash equivalents and short term investments of approximately $336 million and no borrowings under its Revolving Credit Facility.

Outlook

“Despite these strong results, we began to experience a seasonal slowdown in the third quarter and expect the impact will be more pronounced in the fourth quarter as a result of weakness in service center orders and year-end destocking,” said Mr. Hockema. “Given the seasonal nature of this activity, however, our overall outlook for the second half 2012 is largely unchanged from what we indicated on our second quarter earnings call with value added revenue down approximately 5-10% from the first half pace but up approximately 10% from the second half of 2011. With solid improvement in our underlying manufacturing costs, we anticipate that the EBITDA margin for the second half will be comparable to the first half.”

“Looking ahead to 2013, we anticipate continued growth in our overall value added revenue and adjusted EBITDA margin driven by strong demand for aerospace and automotive applications, the capacity we have created to meet this growing demand and the steady improvement in our underlying manufacturing cost performance,” said Mr. Hockema. “While our outlook for the automotive end market also remains strong driven by higher build rates and increasing aluminum extrusion content, the outlook for our general engineering applications remains tempered as a sustainable recovery in the general industrial economy continues to be challenged by U.S. and global economic uncertainty,” concluded Mr. Hockema.

Conference Call

Kaiser Aluminum Corporation will host a conference call on October 25, 2012, at 10:00am (Pacific Time); 12:00pm (Central Time); 1:00pm (Eastern Time), to discuss third quarter and year-to-date 2012 results. To participate, the conference call can be directly accessed from the U.S. and Canada at (888) 471-3843, and accessed internationally at (719) 325-2452. A link to the simultaneous webcast can be accessed on the Company's website at http://investors.kaiseraluminum.com/events.cfm. A copy of a presentation will be available for download prior to the call and an audio archive will be available on the Company's website following the call.

Company Description

Kaiser Aluminum Corporation, headquartered in Foothill Ranch, Calif., is a leading producer of semi-fabricated specialty aluminum products, serving customers worldwide with highly-engineered solutions for aerospace and high-strength, general engineering, and custom automotive and industrial applications. The Company's North American facilities produce value-added sheet, plate, extrusions, rod, bar, tube and wire products, adhering to traditions of quality, innovation and service that have been key components of the culture since the Company was founded in 1946. The Company's stock is included in the Russell 2000® index and the S&P Small Cap 600® index.

Available Information

For more information, please visit the Company's website at www.kaiseraluminum.com. The website includes a section for investor relations under which the Company provides notifications of news or announcements regarding its financial performance, including Securities and Exchange Commission (SEC) filings, investor events, and earnings and other press releases. In addition, all Company filings submitted to the SEC are available through a link to the section of the SEC's website at www.sec.gov which includes: Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Proxy Statements for the Company's annual stockholders' meetings and other information statements as filed with the SEC. In addition, the Company provides a webcast of its quarterly earnings calls and certain events in which management participates or hosts with members of the investment community.

Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flow of the Company. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of non-GAAP financial measures to the most directly comparable financial measure in the accompanying tables.

The non-GAAP financial measures used within this earnings release are value added revenue, EBITDA, adjusted EBITDA, operating income excluding non-run-rate items, adjusted net income and earnings per diluted share, excluding non-run-rate items and ratios related thereto. Non-run-rate items are items that, while they may recur from period to period, are particularly material to results, impact costs as a result of external market factors and may not recur in future periods if the same level of underlying performance were to occur. These non-GAAP financial measures are presented because management uses this information to monitor and evaluate financial results and trends and believes this information to also be useful for investors.

Forward-Looking Statements

This press release contains statements based on management's current expectations, estimates and projections that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 involving known and unknown risks and uncertainties that may cause actual results, performance or achievements of the Company to be materially different from those expressed or implied. Kaiser Aluminum cautions that such forward-looking statements are not guarantees of future performance or events and involve significant risks and uncertainties and actual events may vary materially from those expressed or implied in the forward-looking statements as a result of various factors. These factors include: (a) material adverse changes in economic or industry conditions generally, including U.S. and global economic uncertainty; (b) our inability to achieve the level of growth or other benefits anticipated by management, including those anticipated from our acquisitions and other strategic investments; (c) increases in our costs, including the cost of energy, raw materials and freight costs, which we are unable to pass through to our customers; (d) changes in the markets served by the Company, including aerospace, defense, general engineering, automotive, and distribution markets, including changes impacting the volume, price or mix of products sold by the Company and the Company's ability to flex production consistent with changing demand levels; (e) the Company's ability to lower energy costs, realize and maintain manufacturing efficiencies and complete its expansion and organic growth projects, equipment and facility upgrades to improve manufacturing and cost efficiencies and product expansions as planned and by targeted completion dates; (f) unfavorable changes in laws or regulations that impact our operations and results; (g) the outcome of contingencies, including legal proceedings, government investigations and environmental remediation; and (h) other risk factors summarized in the Company's reports filed with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 2011 and Form 10-Q for the quarterly period ended June 30, 2012.

Investor Relations Contact:                    Public Relations Contact:
Melinda C. Ellsworth                         Dave Quast
Kaiser Aluminum Corporation                    FTI Consulting
(949) 614-1757                             (213) 452-6348

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES
STATEMENTS OF CONSOLIDATED INCOME (1)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
	(Unaudited)
	(In millions of dollars, except share and per share amounts)
Net sales	$335.5	$322.3	$1,046.1	$983.7
Costs and expenses:
Cost of products sold:
Cost of products sold, excluding depreciation and amortization	256.6	297.7	836.1	878.6
Restructuring benefits	—	(0.3)	—	(0.3)
Depreciation and amortization	6.7	6.2	19.6	18.9
Selling, administrative, research and development, and general	16.0	13.7	48.3	47.3
Other operating charges (benefits), net	—	0.1	0.1	(0.2)
Total costs and expenses	279.3	317.4	904.1	944.3
Operating income	56.2	4.9	142.0	39.4
Other (expense) income:
Interest expense	(9.2)	(4.3)	(19.8)	(13.2)
Other income, net	0.4	3.9	2.2	2.2
Income before income taxes	47.4	4.5	124.4	28.4
Income tax provision	(18.2)	(0.4)	(47.7)	(9.4)
Net income	$29.2	$4.1	$76.7	$19.0
Earnings per common share, Basic:
Net income per share	$1.52	$0.21	$4.01	$1.00
Earnings per common share, Diluted[2]:
Net income per share	$1.51	$0.21	$3.98	$0.99
Weighted-average number of common shares outstanding (in thousands):
Basic	19,154	18,999	19,104	18,971
Diluted[2]	19,288	19,197	19,240	19,171

[1]	Please refer to the Company's Form 10-Q for the quarter ended September 30, 2012, for additional detail regarding the items in the table.

[2]	Diluted shares are calculated using the treasury stock method.

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES
SELECTED OPERATIONAL AND FINANCIAL INFORMATION (1)
(Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(In millions of dollars, except shipments and average sales price)
Shipments (mm lbs)	147.5	134.8	451.4	424.1
Average Realized Third-Party Sales Price (per pound)[2]	$2.28	$2.39	$2.32	$2.32
Net Sales	$335.5	$322.3	$1,046.1	$983.7

Segment Operating Income (Loss):
Fabricated Products[3]	$62.5	$10.3	$161.7	$61.3
All Other[4]	(6.3)	(5.4)	(19.7)	(21.9)
Total Operating Income	$56.2	$4.9	$142.0	$39.4
Income tax provision	$(18.2)	$(0.4)	$(47.7)	$(9.4)
Net Income	$29.2	$4.1	$76.7	$19.0
Capital Expenditures	$8.8	$8.8	$25.7	$22.9

[1]	Please refer to the Company's Form 10-Q for the quarter ended September 30, 2012, for additional detail regarding the items in the table.

[2]
Average realized prices for our Fabricated Products segment are subject to fluctuations due to changes in product mix as well as underlying primary aluminum prices and are not necessarily indicative of changes in underlying profitability.

[3]
Operating results in the Fabricated Products segment for the quarter and nine months ended September 30, 2012 include non-cash last-in, first-out (“LIFO”) inventory benefits of $5.7 million and $13.5 million, respectively. Operating results in the Fabricated Products segment for the quarter and nine months ended September 30, 2011 include non-cash LIFO inventory (benefits) charges of $(7.1) million and $12.8 million, respectively.

[4]	Operating results in All Other represent operating expenses in the Corporate business unit.

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEETS (1)

	September 30, 2012	December 31, 2011
	(Unaudited)
	(In millions of dollars, except share and per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$255.6	$49.8
Short-term investments	79.9	—
Receivables:
Trade, less allowance for doubtful receivables of $0.7 at September 30, 2012 and $0.9 December 31, 2011	156.4	98.9
Other	1.7	1.2
Inventories	189.0	205.7
Prepaid expenses and other current assets	73.1	78.9
Total current assets	755.7	434.5
Property, plant, and equipment – net	374.7	367.8
Net asset in respect of VEBA	266.9	144.7
Deferred tax assets – net	139.7	226.9
Intangible assets – net	35.9	37.2
Goodwill	37.2	37.2
Other assets	84.2	72.3
Total	$1,694.3	$1,320.6
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$66.0	$62.2
Accrued salaries, wages, and related expenses	35.5	30.9
Other accrued liabilities	41.9	41.0
Payable to affiliate	14.0	14.4
Long-term debt-current portion	—	1.3
Total current liabilities	157.4	149.8
Net liability in respect of VEBA	19.9	20.6
Long-term liabilities	128.3	126.0
Long-term debt	378.4	151.4
Total liabilities	684.0	447.8
Commitments and contingencies
Stockholders’ equity:
Preferred stock, 5,000,000 shares authorized at both September 30, 2012 and December 31, 2011; no shares were issued and outstanding at September 30, 2012 and December 31, 2011	—	—
Common stock, par value $0.01, 90,000,000 shares authorized at both September 30, 2012 and at December 31, 2011; 19,313,235 shares issued and outstanding at September 30, 2012 and 19,253,185 shares issued and outstanding at December 31, 2011	0.2	0.2
Additional paid in capital	1,017.0	998.4
Retained earnings	146.9	84.4
Common stock owned by Union VEBA subject to transfer restrictions, at reorganization value, none at September 30, 2012 and 2,202,495 shares at December 31, 2011	—	(52.9)
Treasury stock, at cost, 1,724,606 shares at September 30, 2012 and December 31, 2011	(72.3)	(72.3)
Accumulated other comprehensive loss	(81.5)	(85.0)
Total stockholders’ equity	1,010.3	872.8
Total	$1,694.3	$1,320.6

[1]	Please refer to the Company's Form 10-Q for the quarter ended September 30, 2012 for additional detail regarding the items in the table.

Reconciliation of Non-GAAP Measures - Consolidated
(Unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
	(In millions of dollars, except share and per share amounts)
GAAP operating income	$56.2	$4.9	$142.0	$39.4
Mark-to-market ('MTM') gains (losses)	12.3	(16.8)	15.3	(22.0)
Other operating NRR items[1,2]	3.0	0.1	8.6	(0.8)
Operating income, excluding operating NRR items	40.9	21.6	118.1	62.2
Depreciation and Amortization	6.7	6.2	19.6	18.9
Adjusted EBITDA[3]	$47.6	$27.8	$137.7	$81.1

GAAP net income	$29.2	$4.1	$76.7	$19.0
Operating NRR Items	(15.3)	16.7	(23.9)	22.8
NRR MTM losses (gains) on convertible bond and related call option	0.1	(4.1)	(1.1)	(2.2)
Tax impact of total NRR Items	5.7	(4.8)	9.3	(7.8)
Net income, excluding total NRR Items (net of tax)	$19.7	$11.9	$61.0	$31.8

Earnings per diluted share (GAAP)	$1.51	$0.21	$3.98	$0.99
Earnings per diluted share, excluding total NRR items	$1.02	$0.62	$3.17	$1.66

[1]	Other operating non-run-rate items primarily represent adjustments to plant-level LIFO, non-cash net periodic benefit income related to the VEBAs, and environmental expense.

2    NRR is an abbreviation for Non-Run-Rate; NRR items are pre-tax.

3    Adjusted EBITDA equals operating income excluding operating non-run-rate items, plus depreciation and amortization.